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                                                                  EXHIBIT 23.3



                              MILLER AND LENTS, LTD




                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         We hereby consent to (i) the use in the Prospectus (the "Prospectus") constituting a part of the Registration Statement on Form S-1 filed by Encore Acquisition Company, a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), of information contained in our reserve reports relating to oil and gas net reserves and future net revenue, as of June 30, 2000 and August 31, 2000 that includes the Indian Basin/Verden acquisition, (ii) the inclusion of our letter summaries of such reserve reports as included in Annex A, and (iii) the incorporation of this consent in any Registration Statement filed for the same offering pursuant to Rule 462(b) under the Act.

                                             MILLER AND LENTS, LTD.



                                             By  /s/ GREGORY W. ARMES
                                               --------------------------------
                                                Gregory W. Armes
                                                President


Houston, Texas
January 16, 2001